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                                                              EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our reports dated February 15, 2001 and January 28, 2000, with respect to the financial statements of Ladbroke Racing Pennsylvania, Inc. and subsidiaries, included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-70520) and related prospectus of Magna Entertainment Corp. for the registration of Class A Subordinate Voting Stock.



                                                    /s/ ERNST & YOUNG LLP
                                                    ---------------------------
                                                    Certified Public Accountants


October 25, 2001
Pittsburgh, Pennsylvania